Exhibit 10.1
EMPLOYMENT AGREEMENT
This Agreement (the “Agreement”), dated as of September 29, 2015, is by and between Ronald Gelbman (the “Executive”) and Haemonetics Corporation (the “Company”) (together, the “Parties”).
Introduction
WHEREAS, the Executive currently serves as a Director on the Board of Directors of the Company (the “Board”); and
WHEREAS, the Parties have agreed that the Executive shall serve as the Interim Chief Executive Officer of the Company (the “Interim CEO”) on the terms and conditions set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Term. The Company shall employ the Executive for a term commencing on September 30, 2015 (the “Commencement Date”) and continuing until terminated pursuant to Section 6 below (the “Term”).
2.Position and Duties. The Executive shall serve as the Interim CEO and shall have such duties of an executive nature as the Board shall determine from time to time. The Executive shall report to the Board.
3.Continuing Service as Director. The Executive shall continue to serve as a Director during the Term, provided that: (i) the Executive shall resign as the member of the Audit Committee and the Governance and Compliance Committee of the Board effective as of the Commencement Date, and (ii) the Executive shall not receive compensation as a Director during the Term.
4.Full Time and Best Efforts. The Executive shall use his reasonable best efforts to promote the interests of the Company and shall devote substantially all necessary business time to the performance of his duties and responsibilities hereunder. The Executive may engage in other community and civic activities as long as such activities do not unreasonably interfere with the performance of his duties hereunder, and may also continue to serve on the boards of the entities listed on Appendix A hereto. The Executive shall not serve on any other boards during the Term without the prior approval of the Board, which shall not be unreasonably withheld.
5.Compensation and Benefits. The Executive shall receive compensation and benefits during the Term as follows:
(a)Salary. The Executive shall receive a salary at an annual rate equal to $810,000, or $67,500 monthly, payable in equal installments pursuant to the Company’s normal payroll practices.
(b)Benefits. The Executive shall be entitled to participate in the Company’s medical, dental, vision, and flexible spending reimbursement benefit plans and programs, 401(k) plan, employee stock purchase plan, and life, accidental death and dismemberment, short term disability, and long term disability insurance plans in accordance with and subject to the then existing terms and conditions of such benefit plans and programs.
(c)Expenses. The Executive shall be entitled to reimbursement of all reasonable expenses incurred in the ordinary course of business on behalf of the Company, subject to compliance with the Company’s reimbursement policies then in effect. All such reimbursements shall be made promptly, and in no event later than the end of the year following the year in which the expenses were incurred.
(d)Temporary Living Assistance. During the Term, the Company shall provide the Executive with suitable temporary housing in the greater Boston, Massachusetts area and shall reimburse the Executive for the following expenses: (i) travel expenses for the Executive between Boston, Massachusetts and the Executive’s principle residence in Sarasota, Florida, (ii) one round-trip airfare and related travel expenses for one other person between Boston, Massachusetts and Sarasota, Florida to assist the Executive in his search for suitable temporary housing in the greater Boston, Massachusetts area, and (iii) the cost of a car and related expenses for the Executive’s use during the Term, provided that (x) the Executive submits expense reports with supporting documentation in such form and working such information as the Company may reasonably request in connection with such expenses, and (y) all such expenses are deemed reasonable by the Board in its good faith discretion. The Company shall also provide the Executive with “gross-up” payments in the amount necessary to offset any tax liability to the Executive associated with the payments made or on behalf of to the Executive pursuant to this Section 5(d).
6.Termination.
(a)General. The Executive’s employment hereunder shall terminate at such time as a successor Chief Executive Officer commences employment with the Company or, if earlier, upon written notice from the Board. The Executive may also terminate his employment hereunder upon sixty (60) days prior written notice to the Board.
(b)Effects of Termination. Upon termination for any reason hereunder, the Company shall pay to the Executive any unpaid salary and accrued, unused vacation owed as of the effective date of termination. The Executive shall also be reimbursed for all expenses owed under Sections 5(c) and (d) above.
7.Confidential Information. The Executive agrees that during the Executive’s employment with the Company, whether or not under this Agreement, and at all times thereafter:
(a)The Executive will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as hereinafter defined), except as required in connection with the performance of the Executive’s duties for the Company, and except to the extent required by law, subpoena or court order (but only after the Executive has provided the Company with reasonable notice and opportunity to take action against any legally required disclosure). As used herein, “Confidential Information” means all trade secrets and all other information of a business, financial, marketing, technical or other nature relating to the business of the Company including, without limitation, any customer or vendor lists, financial statements and projections, know-how, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, computer hardware, software programs, business plans and projects pertaining to the Company and including any information of others that the Company has agreed to keep confidential; provided, that Confidential Information shall not include (i) any information that has entered or enters the public domain through no fault of the Executive, or (ii) the Executive’s prior industry knowledge of technology and applications, including but not limited to knowledge of technology and applications similar to those of the Company.
(b)The Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information at any time, except as required in connection with the performance of the Executive’s duties for the Company.
(c)Upon the Company’s request at any time and for any reason, the Executive shall immediately deliver to the Company all materials (including all soft and hard copies) in the Executive’s possession that contain or relate to Confidential Information and all other Company property.
8.Restrictive Covenants. The Executive acknowledges that (i) the services to be performed by the Executive under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character and (ii) the provisions of this Section 8 are reasonable and necessary to protect the Company’s business, goodwill and Confidential Information. The Executive therefore agrees that during the Executive’s employment with the Company, whether or not under this Agreement, and for a period of one year after expiration or termination of Executive’s employment with the Company for any reason whatsoever:

(a)the Executive will not, directly or indirectly, individually or as a consultant to, or an employee, officer, director, manager, stockholder, partner, member, investor, lender or other owner or participant in any business entity, other than the Company, engage in or assist any other person or entity to engage in any business which competes with any business in which the Company is engaging or in which the Company plans to engage, during or at the time of termination of the Executive’s employment, anywhere in the United States or anywhere else in the world where the Company does business or plans to do business during the Executive’s employment;
(b)the Executive will not, directly or indirectly, (i) solicit, divert or take away, or attempt to solicit, divert or take away, the business or relationship of Company with any of its customers, clients, distributors, dealers, referral sources, business partners, suppliers, vendors, service providers, consultants, lenders, investors, landlords, licensors or attorneys or any other person or entity with whom the Company does business (collectively, “Business Partners”), or (ii) otherwise interfere with the Company’s business relationship with any of its Business Partners;
(c)the Executive will not, directly or indirectly, solicit, recruit, hire or engage, or otherwise interfere with the business relationship of the Company with, any current or former employee of the Company, other than any person who ceased to be employed by the Company for a period of at least twelve (12) months; and
(d)the Executive will not, directly or indirectly, assist any person or entity in performing any activity prohibited by Sections 8(a), 8(b) or 8(c).
9.Non-Disparagement. During the Executive’s employment with the Company, whether or not under this Agreement, and at all times thereafter, the Executive will not, directly or indirectly, make any disparaging statements, written or oral, about the Company or any of its directors, officers, employees, stockholders, affiliates, managers, members, partners, agents, attorneys or representatives. This Section shall not, however, prohibit the Executive from testifying truthfully as a witness in any court proceeding or governmental investigation or from making nonpublic comments in the course of his duties as Interim CEO and/or a Director of the Company.
10.Remedies. Without limiting the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Sections 7 through 9 herein could result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary injunction and a permanent injunction restraining the Executive from engaging in any activities prohibited by Sections 7 through 9 herein or such other equitable relief as may be required to enforce specifically any of the covenants of Sections 7 through 9 herein. If Executive violates Section 8 of this Agreement, the temporal period applicable to that Section shall be extended by the period of time during which such violation occurred.
11.Review of Agreement; Reasonable Restrictions. The Executive (a) has carefully read and understands all of the provisions of this Agreement and has had the opportunity for this Agreement to be reviewed by counsel, (b) acknowledges that the duration, geographical scope and subject matter of Sections 7, 8, and 9 of this Agreement are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, reputation, and Confidential Information of the Company and its affiliates, and (c) will be able to earn a satisfactory livelihood without violating this Agreement.
12.Indemnification. To the full extent permitted by Massachusetts law and subject to the Company’s Articles of Organization, as the same may be amended from time to time, the Company shall indemnify the Executive with respect to any actions commenced against the Executive in his capacity as a director or officer or former director or officer of the Company, or any affiliate thereof for which he may serve in such capacity, and the Company shall advance on a timely basis any expenses incurred in defending such actions.

13.Survival. The provisions of Sections 6 through 21 of this Agreement shall survive the Term of this Agreement and the termination of the Executive’s employment with the Company, and shall continue thereafter in full force and effect in accordance with their terms.
14.Enforceability. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.
15.Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered: (a) if to the Executive, to Ronald Gelbman, 459 Meadow Lark Drive, Sarasota, FL 34236 (ronsarasota@yahoo.com); (b) if to the Company, to Sandra L. Jesse, Chief Legal Officer, Haemonetics Corporation, 400 Wood Road, Braintree, MA 02169, (sandra.jesse@haemonetics.com); or (c) or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed, on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid.
16.Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. Any proceeding arising out of or relating to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Massachusetts. This provision may be filed with any court as written evidence of the knowing, voluntary, and irrevocable agreement between the Parties to waive any objections to jurisdiction, venue or convenience of forum.
17.Amendments and Waivers. This Agreement may be amended or modified only by a written instrument signed by the Company and the Executive. No waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver of a breach of any provision of this Agreement shall not be construed as a waiver or a continuing waiver of the same or any subsequent breach of any provision of this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of that or any other right.
18.Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that the rights and obligations of the Executive hereunder are personal and may not be assigned without the Company’s prior written consent. Any assignment of this Agreement by the Company shall not be considered a termination of the Executive’s employment.
19.Entire Agreement. This Agreement constitutes the final and entire agreement of the Parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating hereto and to the Executive’s employment.
20.Counterparts. This Agreement may be executed in any number of counterparts, including counterpart signature pages or counterpart facsimile or electronic signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
21.Interpretation. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement. The Parties intend for this Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or, where available, to be exempt from the Code as a short-term deferral or separation pay, and all provisions of this Agreement will be interpreted and applied accordingly.
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IN WITNESS WHEREOF, the Parties have executed this Agreement under seal as of the date first written above.
HAEMONETICS CORPORATION

By:     /s/ Richard Meelia

Name: Richard Meelia

Title: Chairman, Board of Directors

/s/ Ronald Gelbman
Ronald Gelbman

Appendix A
Other Board Memberships

SunTrust Southwest Florida Board of Advisors
Board of Trustees of Out-of-Door Academy College Preparatory School